As filed with the Securities and Exchange Commission on August 31, 2007
Registration No. 333-106889

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
ON
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

JUNIPER NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3661	77-0422528
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
1194 North Mathilda Avenue
Sunnyvale, California 94089
(408) 745-2000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Mitchell Gaynor, Esq.
Vice President and General Counsel
Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, California 94089
(408) 745-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Katharine A. Martin, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 24.1

DEREGISTRATION OF SECURITIES
     On July 8, 2003, Juniper Networks, Inc. (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-106889) covering $400,000,000 principal amount of Zero Coupon Convertible Senior Notes due June 15, 2008 (the “Notes”) and 19,860,973 shares of the Company’s Common Stock issuable upon conversion of such notes to be sold by certain noteholders of the Company. On November 20, 2003, the Commission declared the Registration Statement effective.
     The Registration Statement was filed in order to register the Notes issued to purchasers in private placements on June 2 and June 5, 2003. Based on the records of the Company’s transfer agent, the selling noteholders re-sold $381,563,000 principal amount of the Notes under the Registration Statement.
     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Securities Act, the Company respectfully requests that the Commission remove from registration the Notes and shares of Common Stock remaining unsold under the Company’s Registration Statement on Form S-3. The Company is requesting the de-registration of the Notes and shares of Common Stock of the Company remaining unsold under the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and the initial purchasers of the Notes, the Company’s obligations to maintain the effectiveness of the Registration Statement expired on June 5, 2005.
     Accordingly, the Company hereby de-registers $18,349,000 principal amount of the Notes, and 911,072 shares of its Common Stock into which the Notes are convertible, registered pursuant to the Registration Statement remaining unsold thereunder.
Item 16. Exhibits and Financial Statement Schedules
     (a) Index to Exhibits.

Exhibit No.	Description
24.1	Power of Attorney
(b) Not applicable.
[The remainder of this page is intentionally left blank.]

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 31st day of August, 2007.

JUNIPER NETWORKS, INC.
By:	/s/ Robyn Denholm
Robyn Denholm
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

* Scott Kriens	President, Chief Executive Officer and Chairman of the Board (Chief Executive Officer)	August 31, 2007

/s/ Robyn Denholm Robyn Denholm	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2007

Pradeep Sindhu	Chief Technical Officer and Vice Chairman of the Board	August 31, 2007

* Robert M. Calderoni	Director	August 31, 2007

* Kenneth Goldman	Director	August 31, 2007

* William R. Hearst III	Director	August 31, 2007

Mike Rose	Director	August 31, 2007

* Michael Lawrie	Director	August 31, 2007

* Stratton Sclavos	Director	August 31, 2007

* William R. Stensrud	Director	August 31, 2007

*By:	/s/ Mitchell Gaynor Mitchell Gaynor Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description of Document
24.1	Power of Attorney